   As filed with the Securities and Exchange Commission on January 16, 2001
   ------------------------------------------------------------------------
                           Registration No. 333-
                           ---------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      TERAYON COMMUNICATION SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


         Delaware                                         77-0328533
(State of Incorporation)                     (I.R.S. Employer Identification No.


                              ------------------

                             2952 Bunker Hill Lane
                            Santa Clara, CA  95054
                   (Address of principal executive offices)

                              ------------------

                    1999 Non-Officer Equity Incentive Plan
                           (Full title of the plan)


                                Dr. Zaki Rakib
                            Chief Executive Officer
                      Terayon Communication Systems, Inc.
                             2952 Bunker Hill Lane
                            Santa Clara, CA  95054
                                (408) 727-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ------------------

                                  Copies to:
                                Karyn S. Tucker
                               Rachel N. Halpren
                                Audrey K. Scott
                              Cooley Godward LLP
                              One Maritime Plaza
                                 20/th/ Floor
                         San Francisco, CA  94111-3580
                                (415) 693-2000

                              Cooley Godward LLP

                              ------------------


                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
 Title of Securities to         Amount to be        Proposed Maximum             Proposed Maximum           Amount of Registration
     be Registered               Registered      Offering Price Per Share      Aggregate Offering Price                Fee
                                                          (1)                           (1)
-----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,           2,052,016              $41.9157                      $86,011,687                  $21,502.92
par value $.001 per
share, subject to
outstanding options
granted under the 1999
Non-Officer Equity
Incentive Plan
===================================================================================================================================
Share of Common Stock,            4,447,984              $ 3.9375                      $17,513,937                  $ 4,378.48
par value $.001 per
share, reserved for
future issuance under
the 1999 Non-Officer
Employee Equity
Incentive Plan
===================================================================================================================================
Totals
                                  6,500,000                                            103,525,624                  $25,881.41
===================================================================================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Terayon Communication Systems, Inc. ("Registrant" or "Company") 1999 Non-Officer Equity Incentive Plan (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on January 8, 2001 for shares available for future grant pursuant to the 1999 Non-Officer Equity Incentive Plan (pursuant to Rule 457(c) under the Act).

                   INCORPORATION BY REFERENCE OF CONTENTS OF
      REGISTRATION STATEMENTS ON FORM S-8 NO. 333-66139 AND NO. 333-93779

     The contents of Registration Statements on Form S-8 No. 333-93779 filed with the Securities and Exchange Commission on December 29, 1999 are incorporated by reference herein.

                                   EXHIBITS

Exhibit
Number

 5.1  Opinion of Cooley Godward LLP

23.1  Consent of Ernst & Young LLP, Independent Auditors

23.2  Consent of Ernst & Young LLP, Independent Auditors

23.3  Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.4 Consent of Kost Forer & Gabbay (a member of Ernst & Young International), Independent Auditors

23.5 Consent of Kost Forer & Gabbay (a member of Ernst & Young International), Independent Auditors

23.6 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on January 16, 2001.

                                    TERAYON COMMUNICATION SYSTEMS, INC.

                                    By:      /s/ Dr. Zaki Rakib
                                        ----------------------------
                                                Dr. Zaki Rakib
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                                        Date
---------                                 -----                                        ----
   /s/ Dr. Zaki Rakib                     Chief Executive Officer and Director         January 16, 2001
----------------------------------
     Dr. Zaki Rakib                       (Principal Executive Officer)


          *                               Chief Financial Officer (Principal           January 16, 2001
----------------------------------
     Ray M. Fritz                         Financial and Accounting Officer)


          *                               Chairman of the Board of Directors           January 16, 2001
----------------------------------
     Shlomo Rakib


          *                               Director                                     January 16, 2001
----------------------------------
     Michael D'Avella


          *                               Director                                     January 16, 2001
----------------------------------
     Alek Krstajic


          *                               Director                                     January 16, 2001
----------------------------------
     Christopher J. Schaepe


          *                               Director                                     January 16, 2001
----------------------------------
     Lewis Solomon


          *                               Director                                     January 16, 2001
----------------------------------
     Mark A. Stevens

Signature                              Title                           Date
---------                              -----                           ----

*By:  /s/ Dr. Zaki Rakib
    -----------------------
      Dr. Zaki Rakib
      Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit
Number                               Description

   5.1  Opinion of Cooley Godward LLP
  23.1  Consent of Ernst & Young LLP, Independent Auditors
  23.2  Consent of Ernst & Young LLP, Independent Auditors
  23.3  Consent of PricewaterhouseCoopers LLP, Independent Accountants
  23.4 Consent of Kost Forer & Gabbay (a member of Ernst & Young International), Independent Auditors
  23.5 Consent of Kost Forer & Gabbay (a member of Ernst & Young International), Independent Auditors
  23.6 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement